As filed with the Securities and Exchange Commission on January 10, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 3, 2006

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 2 Financial Information

Item 2.01 Completion of Acquisition of Assets

Tremblor Valley Acquisition

Tri-Valley Corporation completed its acquisition of two producing properties in Central California on January 3, 2006. The properties were acquired in the name of Tri-Valley's wholly owned subsidiary, Tri-Valley Oil and Gas Co., from Brea Oil Company and associated entities for a purchase price of $2,850,000 cash. Tri-Valley paid the purchase price from its cash reserves.

The properties, designated as Tremblor Valley by Tri-Valley because of their proximity to the San Andreas Fault Zone, consist of approximately 160 leased acres about 15 miles east of Bakersfield, California, with seven wells currently producing 40 to 50 barrels per day, and approximately 700 leased acres about 40 miles west of Bakersfield, which abut the South Belridge oilfield. Tri-Valley intends to rework existing wells on this property during 2006 using its recently purchased production rig and to drill new horizontal wells in accordance with modern exploitation practices in the area.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

2.1

Purchase and Sale Agreement between Brea Oil Company, Brea Properties, Inc., Kurt Sickles, Geraldine M. Barker, as Trustee of the Barker Bypass Trust under the Barker Trust, dated January 21, 1999, Geraldine M. barker and Alexander W. Barker, as Co-Trustees of the Barker Trust, dated January 21, 1999, and Tri-Valley Oil and Gas Co., filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tri-Valley Corporation /s Arthur M. Evans
Date: January 5, 2006	Arthur M. Evans, Chief Financial Officer